Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF

CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Joseph M. Burnett and Danilo D’Alessandro, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this quarterly report on Form 10-Q for the quarter ended September 30, 2026, of ClearPoint Neuro, Inc. (the “Company”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (2) the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 28, 2026
/s/ Joseph M. Burnett
Joseph M. Burnett
Chief Executive Officer

/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer